                                                                   EXHIBIT 23.10


                          CONSENT OF DIRECTOR NOMINEE


     I hereby consent to be named in the Registration Statement on Form S-4 of Saratoga Resources, Inc. as a person who is about to become a director of Saratoga Resources, Inc. if the mergers described therein are consummated.




Dated: May 12, 1999


                                          /s/ John F. Croweak
                                          -------------------------------------
                                          Name: John F. Croweak